As filed with the Securities and Exchange Commission on November 18, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DOLLAR GENERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Tennessee	61-0502302
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Mission Ridge

Goodlettsville, Tennessee 37072

(Address of Principal Executive Offices, including Zip Code)

AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN
FOR KEY EMPLOYEES OF
DOLLAR GENERAL CORPORATION AND ITS AFFILIATES

(Full Title of the Plan)

Susan S. Lanigan
Executive Vice President and General Counsel

100 Mission Ridge

Goodlettsville, Tennessee  37072

(615) 855-4000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $.875 per share	15,428,572 shares	$22.43	$346,062,870	$19,311

(1)  Plus such indeterminate number of additional shares as may be required to cover antidilutive adjustments under the Amended and Restated 2007 Stock Incentive Plan (the “Plan”).

(2)  Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee, based upon the average of the high and low prices reported for the Company’s Common Stock on the New York Stock Exchange Consolidated Tape on November 13, 2009 (U.S. $22.43).

Pursuant to General Instruction E of Form S-8, the undersigned Registrant hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 15,428,572 shares of the Company’s common stock, $0.875 par value (the “Common Stock”), for issuance under the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the “Plan”).  The Registrant previously registered 24,000,000 and 3,500,000 shares for issuance pursuant to the Plan on Form S-8 (Registration Nos. 333-151047 and 333-151655) filed with the Securities and Exchange Commission on May 20, 2009 and June 13, 2008, respectively.  Subsequent to the filing of such registration statements, the Registrant effected a 1 for 1.75 reverse stock split and authorized an additional 15,428,572 shares for issuance pursuant to the Plan, resulting in a total of 31,142,858 shares available for issuance pursuant to the Plan.  In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) relating to the Plan (Registration Nos. 333-151047 and 333-151655) are incorporated by reference herein, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this registration statement:

•                  The Company’s Prospectus dated November 12, 2009 filed pursuant to Rule 424(b) under the Securities Act as part of the Registration Statement on Form S-1 (file number 333-161464), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2009.

•                  The Company’s Quarterly Reports on Form 10-Q for the quarters ended May 1, 2009 and July 31, 2009, filed with the SEC on June 2, 2009 and September 10, 2009, respectively.

•                  The Company’s Current Reports on Form 8-K dated February 25, 2009, March 16, 2009, March 24, 2009, March 30, 2009, July 31, 2009, and November 18, 2009, filed with the SEC on February 25, 2009, March 20, 2009, March 24, 2009, April 3, 2009, August 4, 2009, and November 18, 2009, respectively, and the Company’s Current Report on Form 8-K/A dated July 6, 2007, filed with the SEC on April 21, 2009.

•                  The description of the Company’s Common Stock contained in the Company’s Form 8-A filed with the SEC on November 6, 2009.

In addition, all documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.  Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement.  Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 8.            Exhibits.

See the Exhibit Index immediately following the signature page hereto, which Exhibit Index is incorporated herein by this reference.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on November 18, 2009.

DOLLAR GENERAL COPORATION

By:	/s/ Susan S. Lanigan
Susan S. Lanigan, Executive Vice President & General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David M. Tehle and Susan S. Lanigan, and any of them (with full power in each to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard W. Dreiling	Chairman & Chief Executive Officer	November 18, 2009
Richard W. Dreiling	(Principal Executive Officer)

/s/ David M. Tehle	Executive Vice President & Chief Financial Officer	November 18, 2009
David M. Tehle	(Principal Financial and Accounting Officer)

/s/ Raj Agrawal	Director	November 18, 2009
Raj Agrawal

Director
Warren F. Bryant

/s/ Michael M. Calbert	Director	November 18, 2009
Michael M. Calbert

Signature	Capacity	Date
/s/ Adrian Jones	Director	November 18, 2009
Adrian Jones

William C. Rhodes, III	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (incorporated by reference to Exhibit 10.1 to Dollar General Corporation’s Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009 (file number 001-11421)).

4.2

Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Dollar General Corporation’s Amendment No. 3 to Registration Statement on Form S-1, filed with the SEC on October 30, 2009 (file number 333-161464)).

4.3

Amended and Restated Charter of Dollar General Corporation (incorporated by reference to Exhibit 3.1 to Dollar General Corporation’s Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009 (file number 001-11421)).

4.4

Amended and Restated Bylaws of Dollar General Corporation (incorporated by reference to Exhibit 3.2 to Dollar General Corporation’s Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009 (file number 001-11421)).

4.5

Shareholder’s Agreement of Dollar General Corporation, dated as of November 9, 2009 (incorporated by reference to Exhibit 4.1 to Dollar General Corporation’s Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009 (file number 001-11421)).

4.6

Registration Rights Agreement, dated July 6, 2007, among Buck Holdings, L.P., Buck Holdings, LLC, Dollar General Corporation and Shareholders named therein (incorporated by reference to Exhibit 4.18 to Dollar General Corporation’s Registration Statement on Form S-4, filed with the SEC on December 21, 2007 (file number 333-148320)).

5	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (included on the Signature Page hereto).